Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of Neuberger Berman Equity Funds

In planning and performing our audits of the
 financial statements of Neuberger Berman
Emerging Markets Equity Fund, Neuberger Berman
 Equity Income Fund, Neuberger Berman
Focus Fund, Neuberger Berman Genesis Fund,
 Neuberger Berman Global Equity Fund,
Neuberger Berman Global Thematic Opportunities
 Fund, Neuberger Berman Guardian Fund,
Neuberger Berman International Fund, Neuberger
 Berman International Institutional Fund
Neuberger Berman International Large Cap Fund,
 Neuberger Berman Large Cap Value Fund
(formerly, Neuberger Berman Partners Fund),
 Neuberger Berman Real Estate Fund, Neuberger
Berman Select Equities Fund, and Neuberger
 Berman Value Fund (formerly, Neuberger
Berman Large Cap Value Fund), fourteen of
 the series constituting Neuberger Berman Equity
Funds (collectively, the Trust), as of and
 for the year ended August 31, 2012, in accordance with the standards of the Public Company Accounting
 Oversight Board (United States), we
considered the Trusts internal control over
 financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
NSAR, but not for the purpose of expressing an
 opinion on the effectiveness of the Trusts internal control over financial reporting.
 Accordingly, we express no such opinion.

The management of the Trust is responsible for
 establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A
Trusts internal control over financial reporting
 is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A Trusts internal control over financial reporting
 includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Trust;
(2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Trust are being made only in accordance with authorizations of management and directors of the Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a
 Trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness
is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in
the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2012.

This report is intended solely for the
 information and use of management and the Board of Trustees of Neuberger Berman Equity Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Ernst & Young LLP


Boston, Massachusetts
October 17, 2012